                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

    /X/  Filed by the Registrant
    / /  Filed by a party other than the Registrant

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                         SCHERER HEALTHCARE, INC.
--------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

--------------------------------------------------------------------------------
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                            SCHERER HEALTHCARE, INC.



                            NOTICE OF ANNUAL MEETING


                                       AND


                                 PROXY STATEMENT

                            SCHERER HEALTHCARE, INC.
                       120 INTERSTATE NORTH PARKWAY, S.E.
                                    SUITE 305
                             ATLANTA, GEORGIA 30339

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD SEPTEMBER 16, 1998



         NOTICE HEREBY IS GIVEN that the 1998 Annual Meeting of Stockholders of Scherer Healthcare, Inc. (the "Company") will be held at Suite 5300, 303 Peachtree Street, Atlanta, Georgia, on Wednesday, September 16, 1998, at 10:00 a.m., local time, for the purposes of considering and voting upon:

         1. A proposal to elect four Directors to serve until the 1999 Annual Meeting of Stockholders.

         2. Such other business as properly may come before the Annual Meeting or any adjournments thereof. The Board of Directors is not aware of any other business to be presented to a vote of the stockholders at the Annual Meeting.

         Information relating to the above matters is set forth in the attached Proxy Statement. Stockholders of record at the close of business on July 28, 1998, are entitled to receive notice of and to vote at the Annual Meeting and any adjournments thereof.

                                          By Order of the Board of Directors.

                                          /s/Robert P. Scherer, Jr.

                                          ROBERT P. SCHERER, JR.
                                          CHAIRMAN OF THE BOARD, PRESIDENT
                                          AND CHIEF EXECUTIVE OFFICER


Atlanta, Georgia
July 29, 1998



PLEASE READ THE ATTACHED PROXY STATEMENT AND THEN PROMPTLY COMPLETE, EXECUTE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE THE PROXY CARD AND VOTE IN PERSON IF YOU SO DESIRE.

                            SCHERER HEALTHCARE, INC.
                       120 INTERSTATE NORTH PARKWAY, S.E.
                                    SUITE 305
                             ATLANTA, GEORGIA 30339


                                 PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD SEPTEMBER 16, 1998


         This Proxy Statement is furnished to the stockholders of Scherer Healthcare, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the 1998 Annual Meeting of Stockholders and at any adjournments thereof (the "Annual Meeting"). The Annual Meeting will be held at Suite 5300, 303 Peachtree Street, Atlanta, Georgia, on Wednesday, September 16, 1998, at 10:00 a.m., local time.

         The approximate date on which this Proxy Statement and form of proxy card are first being sent or given to stockholders is August 5, 1998.

                                     VOTING

GENERAL

         The securities that can be voted at the Annual Meeting consist of Common Stock of the Company, $.01 par value per share, with each share entitling its owner to one vote on each matter submitted to the stockholders. The record date for determining the holders of Common Stock who are entitled to receive notice of and to vote at the Annual Meeting is July 28, 1998. On the record date, approximately 4,332,457 shares of Common Stock were outstanding and eligible to be voted at the Annual Meeting.

QUORUM AND VOTE REQUIRED

         The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock of the Company is necessary to constitute a quorum at the Annual Meeting. In counting the votes to determine whether a quorum exists at the Annual Meeting, all votes "FOR" and instructions to withhold authority to vote will be used.

         In voting with regard to the proposal to elect Directors, stockholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes as to specific nominees. The vote required to approve the proposal to elect directors is a plurality of the votes cast by the holders of shares entitled to vote, provided a quorum is present. As a result, votes that are withheld will not be counted and will have no effect in the election of directors.

         Under the rules of the New York and American Stock Exchanges (the "Exchanges") that govern most domestic stock brokerage firms, member firms that hold shares in street name for beneficial owners may, to the extent that such beneficial owners do not furnish voting instructions with respect to any or all proposals submitted for stockholder action, vote in their discretion upon proposals that are considered "discretionary" proposals under the rules of the Exchanges. Member brokerage firms that have received no instructions from their clients as to "non-discretionary" proposals do not have discretion to vote on these proposals. Such "broker non-votes" will not be considered in determining whether a quorum exists at the Annual Meeting and will not be considered as votes cast in determining the outcome of any proposal.

         As of July 28, 1998 (the record date for the Annual Meeting), the current Directors and executive officers of the Company owned or controlled the power to vote approximately 2,593,180 shares of Common Stock of the Company eligible to be voted at the meeting, constituting approximately 59.9% of the outstanding Common Stock. The Company believes that the holders of more than a majority of the Common Stock outstanding on the record date will vote all of their shares of Common Stock in favor of the election of the director nominees and, therefore, that the presence of a quorum and the election of the director nominees is reasonably assured.

PROXIES

         Stockholders should specify their choices with regard to the election of the Director nominees on the enclosed proxy card. All properly executed proxy cards delivered by stockholders to the Company in time to be voted at the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the directions noted thereon. IN THE ABSENCE OF SUCH INSTRUCTIONS, THE SHARES REPRESENTED BY A SIGNED AND DATED PROXY CARD WILL BE VOTED "FOR" THE ELECTION OF ALL DIRECTOR NOMINEES. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters according to their judgment.

         Any stockholder delivering a proxy has the power to revoke it at any time before it is voted by giving written notice to the Secretary of the Company, at 120 Interstate North Parkway, S.E., Suite 305, Atlanta, Georgia 30339, by executing and delivering to the Secretary of the Company a proxy card bearing a later date or by voting in person at the Annual Meeting; provided, however, that under the rules of the Exchanges, any beneficial owner of the Company's Common Stock whose shares are held in street name by a member brokerage firm may revoke his proxy and vote his shares in person at the Annual Meeting only in accordance with applicable rules and procedures of the Exchanges.

         In addition to soliciting proxies through the mail, the Company may solicit proxies through its Directors, officers and employees in person and by telephone or facsimile. Brokerage firms, nominees, custodians and fiduciaries also may be requested to forward proxy materials to the beneficial owners of shares held of record by them. All expenses incurred in connection with the solicitation of proxies will be borne by the Company.

SHARE OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

         The following table sets forth information regarding the beneficial ownership of the Company's Common Stock as of March 31, 1998, by (i) each person known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) each Director of the Company, (iii) each of the current executive officers of the Company named in the Summary Compensation Table herein and (iv) all current Directors and executive officers of the Company as a group, based in each case on information furnished to the Company by such persons or entities. The Company believes that each of the named individuals and group has sole voting and investment power with regard to the shares shown except as otherwise noted.


                                                 SHARES BENEFICIALLY
           BENEFICIAL OWNER                           OWNED (1)                           PERCENT OF CLASS
           ----------------                      --------------------                     ----------------

Robert P. Scherer, Jr.                               2,624,647(2)                              60.3%
CHAIRMAN OF THE BOARD, PRESIDENT,
 CHIEF EXECUTIVE OFFICER
 AND PRINCIPAL STOCKHOLDER

RPS Investments, Inc.                                1,244,234.5                               28.8%
PRINCIPAL STOCKHOLDER


Settlement Voting Trust                                562,738.5(2)(3)                         13.0%
PRINCIPAL STOCKHOLDER

SunTrust Bank                                          340,224(4)                               7.9%
PRINCIPAL STOCKHOLDER

Stephen Lukas, Sr.                                       1,000                                   *
DIRECTOR

Kenneth H. Robertson                                     1,000                                   *
DIRECTOR

William J. Thompson                                     81,667(5)                               1.9%
DIRECTOR

Gary W. Ruffcorn                                         8,333(6)                                *
VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

All current directors and
  executive officers as a
  group (5 persons)                                  2,716,647(7)                              61.2%

---------------
*   Less than one percent.

   (1) Beneficial ownership as reported in the table has been determined in accordance with Securities Exchange Commission regulations and, as a result, certain outstanding shares are deemed to be beneficially owned by more than one person or entity.

   (2) The shares shown as owned by Mr. Scherer include 1,244,234.5 shares owned by RPS Investments, Inc. As Chairman and sole stockholder of RPS Investments, Inc., Mr. Scherer is deemed to be the beneficial owner of the shares. The shares shown also include 562,738.5 shares that Mr. Scherer holds as trustee of a Settlement Voting Trust for the benefit of his adult children. Mr. Scherer is entitled to vote the shares held in the Settlement Voting Trust. The shares shown also include 340,224 shares that Mr. Scherer holds as co-trustee with SunTrust Bank of a residuary trust for the benefit of his family. Voting and investment power is shared with regard to such shares. The shares shown as owned by Mr. Scherer also include 33,467 shares that Mr. Scherer may acquire upon exercise of outstanding stock options. The address of Mr. Scherer, RPS Investments, Inc., and the Settlement Voting Trust is 200 Galleria Parkway, Suite 220, Atlanta, Georgia 30339.

   (3) The shares shown are held in a Settlement Voting Trust for the benefit of Mr. Scherer's four adult children with Mr. Scherer as trustee. Mr. Scherer is entitled to vote the shares held in the Settlement Voting Trust. See Note (2) above.

   (4) The shares shown are beneficially owned by SunTrust Bank as co-trustee with Mr. Scherer of a residuary trust for the benefit of Mr. Scherer's family and voting and investment power is shared with Mr.Scherer, co-trustee of the residuary trust. See Note (2) above. SunTrust Bank's address is 25 Park Place, N.E., Atlanta, Georgia 30303.

   (5) Mr. Thompson may acquire the shares shown upon exercise of outstanding stock options.

   (6) Mr. Ruffcorn may acquire the shares shown upon exercise of outstanding stock options.

   (7) The shares shown include 2,147,197 shares with respect to which voting or investment power is shared and 123,467 shares that may be acquired upon exercise of outstanding stock options, as described in the Notes above.

                        PROPOSAL 1 - ELECTION OF DIRECTORS

NOMINEES

        The Board of Directors has set the authorized number of Directors of the Company at four and nominated Stephen Lukas, Sr., Kenneth H. Robertson, Robert P. Scherer, Jr. and William J. Thompson for re-election as Directors at the 1998 Annual Meeting. Each of the nominees currently is a Director of the Company. If re-elected as Directors at the Annual Meeting, each of such persons would serve until the 1999 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

        Each of the nominees has consented to serve another term as a Director if re-elected. If any of the nominees should be unavailable to serve for any reason (which is not anticipated), the Board of Directors may designate a substitute nominee or nominees (in which event the persons named on the enclosed proxy card will vote the shares represented by all valid proxy cards for the election of such substitute nominee or nominees), allow the vacancies to remain open until a suitable candidate or candidates are located, or by resolution provide for a lesser number of directors.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO RE- ELECT STEPHEN LUKAS, SR., KENNETH H. ROBERTSON, ROBERT P. SCHERER, JR. AND WILLIAM J. THOMPSON AS DIRECTORS UNTIL THE 1999 ANNUAL MEETING OF STOCKHOLDERS AND UNTIL THEIR SUCCESSORS HAVE BEEN DULY ELECTED AND QUALIFIED.

INFORMATION REGARDING NOMINEES FOR DIRECTOR

        Set forth below is certain information as of March 31, 1998, regarding the four nominees for Director, including their ages and principal occupations (which have continued for at least the past five years unless otherwise noted).

Stephen Lukas, Sr.          Mr. Lukas, 72, has been President of Omnipharm
                            S.A., a holding company located in Geneva, Switzerland, since January 1998. He was
                            President, Chief Executive Officer, and a
                            Director of Goldcaps, Inc., a subsidiary of IVAX
                            Corporation that is engaged in the production and marketing of soft gelatin capsules, from 1992 to December 1997. Mr. Lukas also served as Vice
                            President, Business Development of IVAX
                            Corporation from January 1993 to December 1997.
                            He is a Director of Galena A.S., a pharmaceutical manufacturing company located in the Czech
                            Republic. Since 1974, Mr. Lukas has been
                            President and Director of Vienna Woods Limited, a family holding company located in Ontario, Canada. Mr. Lukas has been a Director of the Company since 1989.

Kenneth H. Robertson        Mr. Robertson, 63, is managing member of
                            Robertson & Partners LLC and is Chief Executive
                            Officer of Conference-Call USA, Inc. and DIAL
                            Services Ltd. These companies derive their revenue from conference call services, video conferencing, voice messaging and reselling international long distance. He was Chairman of Conference- Call USA, Inc. from 1988 to 1996. Mr.
                            Robertson also was Financial Managing Partner of
                            Print Marketing Concepts L.P., which published television program guides for newspapers, from 1984 to 1996. In addition, Mr. Robertson has been the principal owner and developer of a self-storage warehouse and business incubator operation in Chicago, Illinois, since 1977. He has been a Director of the Company since 1980 and served as Vice President of the Company in 1980 and as President from July 1981 to June 1983.

Robert P. Scherer, Jr.      Mr. Scherer, 65, has been Chairman of the Board of
                            Directors and Chief Executive Officer of the
                            Company since February 1995 and President since
                            May 1998. Mr.

                            Scherer has been a Director of the Company since 1977. He has been Chairman of the Board of Directors and Chief Executive Officer of RPS Investments, Inc. since its formation in January 1980. He was Chairman of the Board of Directors and Chief Executive Officer of Marquest Medical Products, Inc. ("Marquest") from 1995 until July 1997. Marquest was a majority owned subsidiary of the Company until its sale in July 1997. Mr. Scherer was a Director of IRT Corporation, which filed a petition for bankruptcy under the federal bankruptcy laws in 1993.

William J. Thompson         Mr. Thompson, 64, has been a Director of the
                            Company since 1984. Mr. Thompson was also the President and Chief Operating Officer of the
                            Company from 1984 to July 1997. Mr. Thompson was a Director of Marquest from 1993, and its President and Chief Operating Officer from 1995, in each case until the Company's sale of Marquest in July 1997.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

         The Board of Directors conducts its business through meetings of the Board and through its committees. In accordance with the Bylaws of the Company, the Board of Directors has the authority to establish an Executive Committee, a Compensation Committee, an Audit Committee and a Nominating Committee.

         The Executive Committee, during intervals between meetings of the Board, may exercise the powers of the Board of Directors except with regard to a limited number of matters which include amending the Certificate of Incorporation or Bylaws of the Company, declaring a dividend or authorizing the issuance of capital stock of the Company, adopting an agreement of merger or consolidation on behalf of the Company, and recommending to the stockholders of the Company a sale of substantially all of the assets of the Company or the dissolution of the Company. All actions of the Executive Committee are submitted for review and ratification by the full Board. Currently, the Board of Directors has not established an Executive Committee.

     The Compensation Committee is responsible for determining the compensation of the Directors, officers and employees of the Company and for administering the Company's employee benefit plans. See "Executive Compensation--Stock Option Plans" herein. The Compensation Committee is composed of Messrs. Lukas and Robertson.

         The Audit Committee is responsible for reviewing the adequacy of the Company's system of internal financial controls, recommending to the Board of Directors the appointment of the independent auditor and evaluating the proposed scope of the independent auditor's audit, evaluating the independent auditor's performance and fee arrangement, conducting a post-audit review of the Company's financial statements and audit findings in advance of publication, and reviewing in advance proposed changes in the Company's accounting methods. The Audit Committee is comprised of Messrs. Lukas and Robertson.

         The Nominating Committee identifies individuals as nominees for election as Directors and officers of the Company. The full Board of Directors currently serves as the Nominating Committee.

         During the fiscal year ended March 31, 1998, the Board of Directors met one time and the Compensation Committee and the Audit Committee did not meet. Each of the current Directors of the Company attended all of the meetings of the Board of Directors and committees on which he served. During intervals between meetings, the Directors engage in informal discussions among themselves and management of the Company regarding the business and operations of the Company and, in some instances, take action by consent in lieu of a meeting.

DIRECTOR COMPENSATION

         Effective for the fiscal year ended March 31, 1998, Directors who are not employees of the Company are paid $5,000 per year, and all Directors are reimbursed for reasonable expenses incurred in attending meetings. Beginning in the fiscal year ending March 31, 1999, Directors will receive their fees in equal quarterly installments.

                              EXECUTIVE COMPENSATION

COMPENSATION SUMMARY

         The following table summarizes the compensation paid or accrued by the Company during the fiscal years ended March 31, 1998, 1997, and 1996 to the Company's Chief Executive Officer and each other person who served as an executive officer during fiscal 1998 and whose compensation for fiscal 1998 exceeded $100,000 (the "named executive officers").

                            SUMMARY COMPENSATION TABLE

                                                                            LONG-TERM
                                            ANNUAL COMPENSATION            COMPENSATION
                                            -------------------            ------------
                                                                  OTHER        SECURITIES
                                                                  ANNUAL       UNDERLYING         ALL OTHER
  NAME AND PRINCIPAL POSITION   YEAR       SALARY      BONUS    COMPENSATION    OPTIONS(#)     COMPENSATION
  ---------------------------   ----       ------      -----    ------------    ----------     ------------
Robert P. Scherer, Jr. (1)      1998      $    -       $  -        $   -          50,000          $  -
  CHAIRMAN OF THE BOARD,        1997           -          -            -            -                -
  PRESIDENT, CHIEF              1996           -          -            -            -                -
  EXECUTIVE OFFICER, AND A
  DIRECTOR

William J. Thompson (2)         1998      $ 69,123(3)  $  -         $  -          50,000          $191,014(4)
  FORMER PRESIDENT AND          1997       169,712(3)     -            -            -               33,928(5)
  CHIEF OPERATING OFFICER       1996       180,000        -            -            -                 -
  AND A DIRECTOR

Amy M. Murphy (6)               1998      $108,270     $124,000(7)  $  -          50,000          $   -
  FORMER PRESIDENT AND CHIEF    1997         7,308        -            -            -                 -
  OPERATING OFFICER             1996           -          -            -            -                 -

Gary W. Ruffcorn                1998      $ 85,307     $ 43,000(8)  $  -          25,000          $   -
  CHIEF FINANCIAL OFFICER       1997        79,865        5,000        -            -                 -
                                1996        52,115(9)                  -            -                 -

---------------

(1) The Board of Directors elected Mr. Scherer as Chairman of the Board of Directors and Chief Executive Officer in February 1995 and as President in May 1998. Mr. Scherer did not receive salary or bonus compensation from the Company during the fiscal years reported. However, Mr. Scherer was compensated by Scherer Scientific, Ltd. for fiscal year 1996 through February 1997. Scherer Scientific, Ltd., was under common control with RPS Investments, Inc., a principal stockholder of the Company. Scherer Scientific, Ltd. provided the Company with administrative, accounting, professional and corporate facilities costs through July 1, 1995. The Company paid Scherer Scientific, Ltd. $150,000 during fiscal year 1996 for these services.

(2) Mr. Thompson resigned from the position of President and Chief Operating Officer of the Company effective July 28, 1997.

(3) The amount shown includes salary of $10,385 and $123,638 paid by the Company and $39,123 and $46,074 paid by Marquest, a majority owned subsidiary of the Company until July 1997, for fiscal years 1998 and 1997, respectively. Fiscal year 1998 includes $19,615 paid to Mr. Thompson for consulting services provided subsequent to his resignation as President and Chief Operating Officer of the Company.

(4) The amount shown is a severance benefit paid to Mr. Thompson by the Company in connection with his termination as President and Chief Operating Officer of Marquest following the sale of Marquest effective July 28, 1997.

(5) The amount shown is a reimbursement for certain living expenses and related tax liability paid to Mr. Thompson by Marquest.

(6) Ms. Murphy resigned from the position of President and Chief Operating Officer of the Company effective May 12, 1998. Ms. Murphy was compensated by Scherer Scientific, Ltd. through February 1997. The Company paid to Scherer Scientific, Ltd. $70,000 and $43,000 in fiscal 1997 and 1996, respectively, as reimbursement for a portion of Ms. Murphy's salary.

(7) The amount shown includes $100,000 paid to Ms. Murphy in connection with her service to the Company related to the sale of Marquest in July 1997.

(8) The amount shown includes $25,000 paid to Mr. Ruffcorn in connection with his service to the Company related to the sale of Marquest in July 1997.

(9)  Mr. Ruffcorn was compensated by Scherer Scientific, Ltd. until July 1,
     1995.

              The Company's executive officers also participate in the Company's Incentive Stock Option Plans. See "Stock Option Plans" below.

STOCK OPTION PLANS

              GENERAL. The Company maintains the Scherer Healthcare, Inc. 1987 Stock Option Plan, 1987 Long-Term Incentive Plan, 1988 Stock Option Plan and 1994 Stock Incentive Plan (collectively, the "Stock Option Plans") to attract and retain key executive personnel, Directors and advisors, and to encourage their continued employment with and service to the Company.

              OPTION GRANTS. The following table sets forth information regarding the number and terms of stock options granted to the named executive officers during the fiscal year ended March 31, 1998. Included in such information, in accordance with the rules and regulations of the Securities and Exchange Commission, is the potential realizable value of each option granted, calculated using the 5% and 10% option pricing model.



                        OPTION GRANTS IN LAST FISCAL YEAR


                                INDIVIDUAL GRANTS
--------------------------------------------------------------------------------


                                                                                            POTENTIAL REALIZABLE
                                                                                              VALUE AT ASSUMED
                                             % OF TOTAL                                       ANNUAL RATES OF
                               NUMBER OF       OPTIONS                                          STOCK PRICE
                              SECURITIES     GRANTED TO                                       APPRECIATION FOR
                              UNDERLYING      EMPLOYEES    EXERCISE OR                         OPTION TERM (3)
                                OPTIONS       IN FISCAL     BASE PRICE      EXPIRATION    ------------------------
           NAME               GRANTED (#)       YEAR          ($/SH)         DATE (2)      5%($)           10%($)
           ----               -----------      ------        --------       --------      -------        ---------
Robert P. Scherer, Jr.      50,000 (1)         17.9%         $1.69          6/11/2002     $23,346        $  51,588
William J. Thompson         50,000 (1)         17.9           1.69          6/11/2007      53,142          134,671
Amy M. Murphy               50,000 (1)         17.9           1.69          6/11/2007      53,142          134,671
Gary W. Ruffcorn            25,000 (1)          8.9           1.69          6/11/2007      26,571           67,336

--------------

(1) The Company granted the options to the named executive officers on June 11, 1997 pursuant to the 1994 Stock Incentive Plan. Options for one-third of the shares vest on January 1 of each year until fully vested.

(2) The options were granted for a term of 10 years (five years in the case of options granted to Mr. Scherer), subject to earlier termination upon occurrence of certain events related to termination of employment or change of control of the Company; provided, however, the term for reload options is that of the original option.

(3) The potential realizable value was calculated based on the grant-date valuation method assuming (i) the options were 100% vested on the date of grant and (ii) that the market price of the Company's Common Stock appreciates from the date of grant to the expiration of the options at a 5% and 10% annualized rate.

    OPTION EXERCISES. The following table sets forth the number of shares of Common Stock acquired upon the exercise of options by the named executive officers during the fiscal year ended March 31, 1998, including the aggregate value of gains on the date of exercise. The table also sets forth (i) the number of shares covered by unexercised options (both exercisable and unexercisable) as of March 31, 1998, and (ii) the respective value of "in-the-money" options, which represents the positive spread between the exercise price of existing options and the fair market value of the Company's Common Stock at March 31, 1998.

           AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL
                             YEAR-END OPTION VALUES



                                                         NUMBER OF SECURITIES
                                                        UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED
                                                              OPTIONS              IN-THE-MONEY OPTIONS
                             SHARES                     AT FISCAL YEAR-END (#)     AT FISCAL YEAR-END ($)
                            ACQUIRED         VALUE     ------------------------- -------------------------
          NAME            ON EXERCISE(#)   REALIZED($) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----            --------------   ----------- ----------- ------------- ----------- -------------
Robert P. Scherer, Jr.           -              -        33,467        33,333      $34,334    $68,666
William J. Thompson              -              -        81,667        43,333       34,334     68,666
Amy M. Murphy                    -              -        16,667        33,333       34,334     68,666
Gary W. Ruffcorn                 -              -         8,333        16,667       17,166     34,334



             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

       The Compensation Committee of the Board of Directors is composed of Stephen Lukas, Sr. and Kenneth H. Robertson. Prior to July 1, 1995, all of the Company's executive officers other than William J. Thompson, the former President and Chief Operating Officer of the Company, were compensated by Scherer Scientific, Ltd. and did not receive separate cash compensation from the Company. However, Scherer Scientific, Ltd. charged the Company annual fees for administrative, accounting, payroll and professional services and corporate facilities costs. As a result, during periods prior to July 1, 1995, the Compensation Committee's responsibilities with respect to executive compensation for all executive officers other than Mr. Thompson was limited to compensation under the Stock Option Plans. Beginning July 1, 1995, the Company assumed direct responsibility for the compensation of its executive officers, other than Mr. Scherer and Amy M. Murphy, who then served as the Company's Vice President of Corporate Operations and Secretary, as determined by the Compensation Committee. Scherer Scientific, Ltd. continued to provide compensation directly to Mr. Scherer and Ms. Murphy until February 24, 1997. Prior to such date, the Company reimbursed Scherer Scientific, Ltd. for a portion of Ms. Murphy's compensation. On February 24, 1997, the Company assumed direct responsibility for the compensation of Ms. Murphy. The Company did not provide any compensation to Mr. Scherer during fiscal 1997 and 1998 although it is anticipated that the Company will compensate Mr. Scherer in future periods subject to a determination of the level of such compensation by the Compensation Committee. Prior to November 1996, the Company paid all of William J. Thompson's salary and Marquest reimbursed the Company for a portion of the salary. In November 1996, Marquest began paying salary directly to Mr. Thompson and the Company reduced Mr. Thompson's salary with the Company. Mr. Thompson was President and Chief Operating Officer of the Company from 1984 to July 1997. Mr. Thompson also was Marquest's President and Chief Operating Officer from 1995 until the Company's sale of Marquest in July 1997. The Compensation Committee is responsible for developing and making recommendations to the Board of Directors with respect to compensation policies. The Committee approves the compensation of executive officers paid by the Company and determines their compensation. The Compensation Committee is also responsible for the granting and administration of stock options.

       The Compensation Committee has furnished the following report for fiscal 1998:

COMPENSATION PHILOSOPHY

       The objectives of the Company's executive compensation program are to provide a level of compensation which will attract, retain, and motivate executives capable of achieving long-term success for the Company's stockholders in terms of increasing Company and stockholder value.

EXECUTIVE OFFICER COMPENSATION

       GENERAL. There are three main components of the executive compensation program: (i) base salary; (ii) potential annual cash bonus; and (iii) periodic awards of stock options or other equity participation to encourage achievement over time and to align executive officer and stockholder interests. Executive officers are eligible for the same benefits, including group health, life, and disability insurance and participation in the Scherer Healthcare, Inc. 401(k) Retirement and Savings Plan, as are available generally to the Company's and its subsidiaries' non-union employees. Perquisites provided to executive officers are not material.

       ANNUAL SALARY. The Compensation Committee determines the salary of the executive officers, with the objective of assuring that salary levels are competitive. They are determined by considering duties and responsibilities of the officers and their impact upon the operations and the growth in value of the Company. The level of equity or potential equity participation in the Company is considered in establishing compensation levels.

     INCENTIVE COMPENSATION. Incentive compensation is provided on an annual basis. Bonus awards are determined by the Compensation Committee on a subjective basis, taking into account activities and accomplishments for the fiscal year.

       STOCK OPTION AWARDS. Stock options are granted to executive officers and to other employees on a periodic basis, with vesting over several years. Awards are made at a level which is considered to provide a meaningful incentive to the executive officers.

                             Compensation Committee
                               Stephen Lukas, Sr.
                              Kenneth H. Robertson


                           RELATED PARTY TRANSACTIONS

       AFFILIATE LOANS. Prior to fiscal 1996, Scherer Capital Company L.L.C. ("Scherer Cap") and Scherer Scientific, Ltd. ("Scherer Sci"), entities controlled by Robert P. Scherer, Jr., the Chairman of the Board, President, Chief Executive Officer and majority stockholder of the Company, made loans (the "Affiliate Loans') to the Company and its subsidiaries, the proceeds of which were used for working capital and business and equipment acquisitions. The Affiliate Loans were payable on demand and bore interest at prime rate plus 1%.

       In January 1997, the Company and Scherer Cap restructured the balance of $2,128,000 on the Affiliate Loans (the Company had repaid all amounts owed to Scherer Sci) into a promissory note (the "Original Note") to be repaid in monthly installments of principal and interest over a five-year term with a maturity date of December 1, 2001. The Original Note was collateralized by 2,432,251 shares of Marquest Common Stock owned by the Company, had a fixed monthly payment of $44,437, except for the last payment, and bore interest at prime rate plus 1%, adjusted quarterly. In connection with the dissolution of Scherer Cap in March 1997, the Original Note was amended (the "Amended Note") and subsequently assigned to the four adult children, who are not affiliated with the Company, of Robert P. Scherer, Jr. In exchange for certain considerations, $50,000 of the principal balance was forgiven and the interest rate was reduced to prime, adjusted quarterly, in the Amended Note. The monthly payment in the Amended Note was fixed at $43,408, except for the last payment which would be for the amount of the unpaid principal balance plus any unpaid accrued interest as of December 1, 2001. The term and collateral remained the same in the Amended Note as in the Original Note. The Company has reported the $50,000 of debt forgiveness as an equity transaction due to the common control at the time between the respective parties.

       On July 28, 1997, the Company used a portion of the proceeds from the sale of Marquest (see "Sale of Marquest" below) to pay in full the outstanding principal balance of approximately $1,867,000 and the associated accrued interest of approximately $12,000 on the Amended Note. Accordingly, the Amended Note was canceled and the shares of Marquest Common Stock pledged as collateral under the Amended Note were released back to the Company.

     In March 1996, Marquest and Scherer Cap entered into a loan and security agreement (the "Loan Agreement") pursuant to which Marquest borrowed $700,000 to repay $700,000 that it borrowed from Scherer Cap in December 1995 for working capital purposes. Borrowings under the Loan Agreement were represented by convertible notes due April 1, 2001 (the "Scherer Cap Notes'), bore interest at prime rate plus 1.5%, and were secured by Marquest's inventory, building, and equipment. Pursuant to the Loan Agreement, the Scherer Cap Notes were convertible at the option of Scherer Cap into shares of Marquest Common Stock at a conversion price of $.70 per share. Additionally, in March 1996 Scherer Cap purchased 2,061,856 shares of Marquest Common Stock for an aggregate purchase price of $1,000,000. In connection with its dissolution in March 1997, Scherer Cap assigned the Loan Agreement and the Scherer Cap Notes, and transferred 1,546,392 shares of the Marquest Common Stock that it owned to Mr. Scherer, Jr. The remaining 515,464 shares of Marquest Common Stock owned by Scherer Cap were transferred into a voting trust for the benefit of Mr. Scherer's adult children. Mr. Scherer was entitled to vote the shares held in the voting trust. In July 1997, Mr. Scherer converted the outstanding principal amount of $700,000 under the Loan Agreement and Scherer Cap Notes into 1,000,000 shares of Marquest Common Stock and, accordingly, the Scherer Cap Notes were canceled.

       In connection with the sale of Marquest (see "Sale of Marquest" below) in July 1997, the 2,546,392 shares of Marquest Common Stock that Mr. Scherer owned and the 515,464 shares of Marquest Common Stock held in the voting trust for the benefit of his adult children were converted into cash pursuant to the terms of the transaction.

       SALE OF MARQUEST. Pursuant to the terms of an Agreement and Plan of Merger dated as of March 14, 1997 (the "Merger Agreement"), between Marquest, then a 51% owned subsidiary of the Company, Vital Signs, Inc. ("VSI"), and VSI Acquisition Corporation, a wholly-owned subsidiary of VSI, effective July 28, 1997, VSI acquired Marquest upon the merger (the "Merger") of VSI Acquisition Corporation with and into Marquest. At the effective time of the Merger, all of the issued and outstanding shares of Marquest Common Stock were converted into the right to receive $0.797 in cash per share and Marquest became a wholly-owned subsidiary of VSI. As a result, the Company received approximately $5,747,000 in cash in exchange for its 7,211,192 shares of Marquest Common Stock and approximately $309,000 in cash through the exercise of warrants to purchase Marquest Common Stock and the conversion of these shares into cash pursuant to the Merger. Additionally, pursuant to the terms of the Scherer Healthcare Inducement Agreement dated as of March 14, 1997 (the "Inducement Agreement"), between the Company, Marquest, and VSI, VSI purchased certain assets from the Company that were leased or licensed by the Company to Marquest and used by Marquest in the manufacture and sale of arterial blood gas products (the "ABG Assets") and the Company entered into a covenant not to compete with VSI in the manufacture and sale of arterial blood gas products for a period of three years. VSI paid the Company an aggregate of $5,860,000 in cash for the ABG Assets and the covenant not to compete.

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

       The Company's Common Stock is listed for trading on The Nasdaq Stock Market under the symbol "SCHR." The price information reflected for the Company's Common Stock in the following performance graph and accompanying table is based upon the closing sales prices of the Common Stock on the dates indicated as reported by Nasdaq assuming a $100 investment on March 31, 1993. The performance graph compares the Company's cumulative total stockholder return with the Nasdaq Stock Market Total Return Index and the Nasdaq Health Services Stock Index. The graph assumes that the value of the investment in each index was $100 on March 31, 1993. The stockholder return reflected below for the five year historical period may not be indicative of future performance.

              COMPARISON OF CUMULATIVE FIVE-YEAR STOCKHOLDER RETURN
              -----------------------------------------------------


                              [PERFORMANCE GRAPH]



                                                                  March 31,
                                     ---------------------------------------------------------------------
                                     1993         1994         1995        1996         1997         1998
                                     ----         ----         ----        ----         ----         ----
  Scherer Healthcare                 $100          $ 99        $ 24          $ 24        $ 12         $ 18

  Nasdaq Stock Market (US)           $100          $108        $120          $163        $181         $275
  Nasdaq Health Services             $100          $131        $151          $183        $164         $196

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

       Section 16(a) of the Securities Exchange Act of 1934, as amended, and regulations of the Securities and Exchange Commission thereunder require the Company's Directors and executive officers and persons who own more than 10% of the Company's Common Stock, as well as certain affiliates of such persons, to file initial reports of their ownership of the Company's Common Stock and subsequent reports of changes in such ownership with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. Directors, executive officers and persons owning more than 10% of the Company's Common Stock are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) reports they file. Based solely on its review of the copies of such reports received by it and written representations that no other reports were required for those persons, the Company believes that during the fiscal year ended March 31, 1998, all filing requirements applicable to its Directors, executive officers and owners of more than 10% of its Common Stock were complied with in a timely manner except that each of Amy M. Murphy and Gary W. Ruffcorn filed a late Form 3.

                 STOCKHOLDERS' PROPOSALS FOR 1998 ANNUAL MEETING

       Proposals of stockholders, including nominations for the Board of Directors, intended to be presented at the 1999 Annual Meeting of Stockholders should be submitted by certified mail, return receipt requested, and must be received by the Company at its executive offices in Atlanta, Georgia, on or before March 31, 1999, to be eligible for inclusion in the Company's proxy statement and form of proxy relating to that meeting and to be introduced for action at the meeting. Any stockholder proposal must be in writing and must set forth (i) a description of the business desired to be brought before the meeting and the reasons for conducting the business at the meeting, (ii) the name and address, as they appear on the Company's books, of the stockholder submitting the proposal, (iii) the class and number of shares that are beneficially owned by such stockholder, (iv) the dates on which the stockholder acquired the shares, (v) documentary support for any claim of beneficial ownership, (vi) any material interest of the stockholder in the proposal, (vii) a statement in support of the proposal and (viii) any other information required by the rules and regulations of the Securities and Exchange Commission.

              OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

       The Board of Directors of the Company knows of no matters other than those referred to in the accompanying Notice of Annual Meeting of Stockholders which may properly come before the Annual Meeting. However, if any other matter should be properly presented for consideration and voting at the Annual Meeting or any adjournments thereof, it is the intention of the persons named as proxies on the enclosed form of proxy card to vote the shares represented by all valid proxy cards in accordance with their judgment of what is in the best interest of the Company.

Atlanta, Georgia
July 29, 1998
                      ------------------------------------

       The Company's 1998 Annual Report, which includes audited financial statements, has been mailed to stockholders of the Company with these proxy materials. The Annual Report does not form any part of the material for the solicitation of proxies.

                                 REVOCABLE PROXY

                                  COMMON STOCK
                            SCHERER HEALTHCARE, INC.

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                   FOR THE 1998 ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints Gary W. Ruffcorn and Jeanne M. Fernendez, and each of them, proxies, with full power of substitution, to act for and in the name of the undersigned to vote all shares of Common Stock of Scherer Healthcare, Inc. (the "Company") which the undersigned is entitled to vote at the 1998 Annual Meeting of Stockholders of the Company, to be held at to be held at Suite 5300, 303 Peachtree Street, Atlanta, Georgia, on September 16, 1998, at 10:00 a.m., local time, and at any and all adjournments and postponements thereof, as indicated on the reverse side hereof with respect to all matters set forth in the Proxy Statement dated July 29, 1998, and all supplements and amendments thereto, and in their discretion upon all matters incident to the conduct of such Annual Meeting and all matters presented at the Annual Meeting but which are not known to the Board of Directors of the Company at the time of the solicitation of this proxy. The undersigned hereby revokes any proxy or proxies heretofore given by the undersigned to vote at the Annual Meeting or any adjournment or postponement thereof.

 The undersigned may elect to withdraw this proxy card at any time prior to its use by giving written notice to the Secretary of the Company, by executing and delivering to the Secretary of the Company a duly executed proxy card bearing a later date, or by appearing at the Annual Meeting and voting in person. If the undersigned withdraws this proxy in the manner described above and prior to the Annual Meeting does not submit a duly executed and later dated proxy card to the Company, the undersigned may note in person at the Annual Meeting all shares of Common Stock of the Company owned of record by the undersigned as of the record date (July 28, 1998).

PLEASE COMPLETE, DATE AND SIGN ON REVERSE SIDE AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE

Please mark, date, and sign this proxy card on the reverse side exactly as your name(s) appear(s) hereon. When shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee, guardian, or custodian, please give your full title. If the holder is a corporation or a partnership, the full corporate or partnership name should be signed by a duly authorized officer.


HAS YOUR ADDRESS CHANGED?               DO YOU HAVE ANY COMMENTS?

------------------------                --------------------------------------

------------------------                --------------------------------------

------------------------                --------------------------------------

--------------------------------------
        SCHERER HEALTHCARE, INC.
--------------------------------------




  Mark box at right if an address change or             THE BOARD OF DIRECTORS RECOMMENDS A  VOTE "FOR"  THE
  comment has been noted on the reverse side    / /     PROPOSAL LISTED BELOW.
  of this card.

                                                         1.            Elect as directors the four nominees      / / FOR ALL
  Mark box at right if you plan to attend the   / /                    listed below to serve until the 1999      NOMINEES listed
  Annual Meeting.                                                      Annual Meeting of Stockholders and        (except as marked
                                                                       until their successors are elected and    to the contrary
                                                                       qualified (except as marked to the        below).
                                                                       contrary below):
                                                                                                                 / / WITHHOLD
                                                                                                                 AUTHORITY to
                                                                                                                 vote for all
                                                         Stephen Lukas, Sr., Kenneth H. Robertson,               nominees listed.
                                                         Robert P. Scherer, Jr., and William J. Thompson

                                                         INSTRUCTION: To withhold authority to vote for any
                                                         individual nominee, strike a line through the nominee's
                                                         name in the list above.


-----------------------------------
Signature

-----------------------------------
Signature, if shares held jointly

Date: -----------------------------

                                         16